Exhibit 10.20

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement ("Agreement") is made effective as of September 1, 2004 ("Effective Date"), by and between AmNet Mortgage, Inc., a Maryland corporation ("Company"), and John Robbins ("Executive").

         WHEREAS, Executive and Company entered into an Amended and Restated Employment Agreement effective January 1, 2003, which expired on December 31, 2003; and

         WHEREAS, Executive and Company desire to continue the employment relationship on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the promises and respective covenants of the parties contained herein, Executive and Company agree as follows:

     1. Employment. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

     2. Duties.

          2.1 Position. Executive is employed as Chief Executive Officer, Chief Operating Officer, President and Chairman of the Board of Directors and shall have the duties and responsibilities assigned by Company's Board of Directors ("Board of Directors") both upon the Effective Date and as may be reasonably assigned from time to time. Executive shall perform faithfully and diligently all duties assigned to Executive. Company reserves the right to modify Executive's position and duties at any time in its sole and absolute discretion, provided that the duties assigned are consistent with the position of Chief Executive Officer and that Executive continues to report to the Board of Directors.

          2.2 Best Efforts/Full-time. Executive will expend Executive's best efforts on behalf of Company, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act in the best interest of Company at all times. Executive shall devote Executive's full business time and efforts to the performance of Executive's assigned duties for Company, unless Executive notifies the Compensation Committee in advance of Executive's intent to engage in other paid or unpaid work and receives the Compensation Committee's express written consent to do so.

          2.3 Work Location. Executive's principal place of work shall be located at 10421 Wateridge Circle, San Diego, California, or such other location as the parties may agree upon from time to time.

     3. Term of this Agreement. The term of this Agreement shall be for a 3-year period, commencing on the Effective Date set forth above and continuing until the third anniversary of this Agreement, unless sooner terminated in accordance with section 8 below. Notwithstanding the foregoing, in the event the 3-year period expires within 24 months following a Change of Control (as defined in subsection 8.5(d) below), the term of this Agreement shall continue for a 24-month period commencing on the date of the Change of Control.


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     4. Compensation.

          4.1 Base Salary. As compensation for Executive's performance of Executive's duties hereunder, Company shall pay to Executive an initial Base Salary of $485,000 per year, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. In the event Executive's employment under this Agreement is terminated by either party, for any reason, Executive will earn the Base Salary prorated to the date of termination.

          4.2 Bonus. Executive will be eligible to earn a bonus based on achievement of targeted goals and objectives, including net income, pursuant to a plan to be established annually by the Compensation Committee ("Annual Bonus"). As part of the annual bonus plan, the Compensation Committee will establish, in its good faith discretion, a Target Annual Bonus for Executive and may also establish a minimum and a maximum Annual Bonus.

          4.3 Performance and Salary Review. The Compensation Committee will periodically review Executive's performance. Adjustments to salary or other compensation, if any, will be made by the Compensation Committee in its sole and absolute discretion.

     5. Fringe Benefits. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company's benefit plan documents. Company may change or eliminate these benefits on a prospective basis to the extent allowed under the applicable benefit plan document. The benefits currently available to Executive include, but are not limited to, 27 days of PTO per year, health, disability and life insurance, pension/401(k), ExecuCare, Long Term Incentive Cash Plan, and Supplemental Executive Retirement Plan.

     6. Business Expenses. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies.

     7. Effect of Change of Control. If a Change of Control occurs with respect to the Company under any of the following plans then with respect to such plan:
(a) the vesting of all equity awards (such as stock options, stock appreciation rights, restricted stock, restricted stock units, etc...) granted to Executive under any Company equity incentive plan that as of the date of such Change of Control remain unvested shall accelerate, to the extent permissible by law, as per the terms and conditions of such equity award and/or Company equity incentive plan; (b) Company shall make a payment, a bookkeeping entry and/or a contribution (to the extent applicable) to the Supplemental Executive Retirement Plan ("SERP") in an amount that is deemed necessary to fully fund Executive's SERP account (including any amount that the Compensation Committee shall determine in its sole discretion is appropriate to reflect the partial year in which the Change of Control occurs) as of the day prior to the date of such Change of Control. If a change of control occurs under Section 8.5(d) below, then the Compensation Committee shall determine a prorated amount to be paid to Executive under the Long-Term Incentive Cash Plan or any other long-term incentive plan (collectively, "LTIPs") as of the date 5 business days prior to the date of the Change of Control and shall also accelerate the payment of such prorated amount, and all other amounts owed to the Executive under the LTIPs, to a date prior to the consummation of the Change of Control. Executive shall also be eligible for any and all other benefits after the Change of Control as may be provided in accordance with subsection 8.5.

     8. Termination of Executive's Employment.


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          8.1 Termination for Cause by Company. Although Company anticipates a mutually rewarding employment relationship with Executive, Company may terminate Executive's employment immediately at any time for Cause. For purposes of this Agreement, "Cause" is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive's obligations or otherwise relating to the business of Company; (b) Executive's material breach of this Agreement or Company's Confidentiality Agreement; (c) Executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) Executive's willful neglect of duties; or (e) Executive's chemical dependence, as certified by a licensed physician, resulting in impairment of Executive's abilities to perform his duties hereunder or substantial damage to the reputation of Company. Notwithstanding the foregoing, the termination of Executive's employment shall not constitute termination for Cause unless Company first provides Executive with written notice of the breach and Executive fails to cure the breach (if possible) within 30 days of the notice. During this 30-day notice period, Executive shall be afforded the opportunity to make a presentation to the Board of Directors regarding the matters referred to in the notice of breach. In the event Executive's employment is terminated in accordance with this subsection 8.1, Executive shall be entitled to receive only the Base Salary then in effect, prorated to the date of termination, and any amounts payable pursuant to sections 5 and 6 or otherwise required by law ("Standard Entitlements"). All other Company obligations to Executive pursuant to any Company equity incentive plan, the SERP or the LTIPs shall be controlled by the terms of each applicable plan. However, all other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Package described in subsection 8.2(a) below.

          8.2 Termination Without Cause by Company/Severance. Company may terminate Executive's employment under this Agreement without Cause at any time on 30 days' advance written notice to Executive. In the event of such termination and provided that section 8.5 does not apply, Executive will receive the Standard Entitlements and will be eligible to receive a "Severance Package" as described in subsection (a) below, provided Executive complies with all the conditions set forth in subsection (b) below. All other Company obligations to Executive will be automatically terminated and completely extinguished.

               (a) Severance Package. The Severance Package will consist of the following:

                    (i) Severance Payment. Executive will receive a Severance
               Payment equivalent to 24 months of Executive's Base Salary then in effect on the date of termination, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions, payable in a lump sum payment on the effective date of the general release described in subsection (b) below.

                    (ii) Bonus Payment. Executive will receive a Bonus Payment equivalent to 2 times Executive's Target Annual Bonus for the year in which termination occurs, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions, payable in a lump sum payment on the effective date of the general release described in subsection (b) below.

                    (iii) Other Plans. Executive will be eligible for the
               accelerated vesting, pro-rated contribution and/or allocation and distribution rights under any Company equity incentive plan, SERP or LTIPs as provided by the terms of each applicable plan (if any).


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                    (iv) Continuation of Group Health Benefits. Company agrees to pay the premiums required to continue Executive's group health care coverage for 24 months after the date of Executive's termination, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the California Continuation Benefits Replacement Act ("Cal-COBRA"), provided that Executive elects to continue and remains eligible for these benefits under COBRA and Cal-COBRA and does not obtain health coverage through another employer during this period. Thereafter, Executive may continue group health insurance coverage at his own expense in accordance with the applicable provisions of COBRA or Cal-COBRA. If Executive's group health care coverage immediately prior to the date of termination of employment included Executive's dependents, Company paid COBRA premiums shall include premiums for such dependents.

               (b) Conditions to Receive Severance Package. Executive will be eligible for the Severance Package provided that Executive: (i) complies with all surviving provisions of this Agreement as specified in subsection 14.8 below; and (ii) executes a full general release in a form suitable to Company and substantially similar to the form attached hereto as Exhibit A. All other Company obligations to Executive will be automatically terminated and completely extinguished.

          8.3 Voluntary Resignation by Executive for Good Reason/Severance. Executive may voluntarily resign Executive's position with Company for Good Reason at any time on 30 days' advance written notice. Executive will be deemed to have resigned for Good Reason if resignation is made within 6 months following the occurrence of any of the following circumstances: (a) Company's material breach of this Agreement; (b) Executive's Base Salary is reduced by a total of more than 10% below Executive's Base Salary for the prior calendar year, unless the reduction is due to a voluntary change of Executive's responsibilities; (c) Executive's Base Salary and Target Annual Bonus (as specified in subsection 4.2 above) combined are reduced by a total of more than 10% below Executive's Base Salary and Target Annual Bonus combined for the prior calendar year, unless the reduction is due to a voluntary change of Executive's responsibilities; (d) Executive's position and/or duties are modified so that Executive's duties are no longer consistent with the position of Chief Executive Officer or Executive no longer reports to the Board of Directors; or (e) Company relocates Executive's principal place of work to a location more than 30 miles from the location specified in subsection 2.3, without Executive's prior written approval. Notwithstanding the foregoing, the termination of Executive's employment under this subsection 8.3 shall not constitute voluntary resignation for Good Reason unless Executive first provides Company with written notice of the breach and Company fails to cure the breach (if possible) within 30 days of the notice. In the event of Executive's resignation for Good Reason, Executive will be entitled to receive the Standard Entitlements and the Severance Package described in subsection 8.2(a) above, provided Executive complies with all of the conditions in subsection 8.2(b) above. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished.

          8.4 Voluntary Resignation by Executive Without Good Reason. Executive may voluntarily resign Executive's position with Company Without Good Reason at any time on 30 days' advance written notice. In the event of Executive's resignation Without Good Reason, Executive will be entitled to receive only the Standard Entitlements for the 30-day notice period and no other amount. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. In addition, Executive will not be entitled to receive the Severance Package described in subsection 8.2(a) above.

          8.5 Termination Upon A Change of Control. If Executive's employment is terminated by Company within 12 months after a Change of Control (as that term is defined below), other than for Cause (as defined in subsection 8.1 above), Executive will receive the Standard Entitlements and will be



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     eligible to receive a "Change of Control Severance Package" as described in subsection (a) below, provided Executive complies with all the conditions set forth in subsection (b) below.


               (a) Change of Control Severance Package. The Change of Control Severance Package will consist of the following:

                    (i) Severance Payment. Executive will receive a Severance
               Payment equivalent to 24 months of Executive's Base Salary then in effect on the date of termination, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions, payable in a lump sum payment on the effective date of the general release described in subsection (b) below.

                    (ii) Bonus Payment. Executive will receive a Bonus Payment equivalent to 2 times Executive's Target Annual Bonus for the year in which termination occurs, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions, payable in a lump sum payment on the effective date of the general release described in subsection (b) below.

                    (iii) Continuation of Group Health Benefits. Company agrees to pay the premiums required to continue Executive's group health care coverage for 24 months after the date of Executive's termination, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the California Continuation Benefits Replacement Act ("Cal-COBRA"), provided that Executive elects to continue and remains eligible for these benefits under COBRA and Cal-COBRA and does not obtain health coverage through another employer during this period. Thereafter, Executive may continue group health insurance coverage at his own expense in accordance with the applicable provisions of COBRA or Cal-COBRA. If Executive's group health care coverage immediately prior to the date of termination of employment included Executive's dependents, Company paid COBRA premiums shall include premiums for such dependents.

               (b) Conditions to Receive Change of Control Severance Package. Executive will be eligible for the Change of Control Severance Package provided that Executive: (i) complies with all surviving provisions of this Agreement as specified in subsection 14.8 below; and (ii) executes a full general release in a form suitable to Company and substantially similar to the form attached hereto as Exhibit A. All other Company obligations to Executive will be automatically terminated and completely extinguished.


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               (c) 280G. In the event that the severance and all other benefits provided for in this Agreement or otherwise payable to Executive (but excluding any payments that may be made under this Section 8.5(c)) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then Executive shall receive a payment from Company sufficient to pay such excise tax. Notwithstanding the foregoing, Executive may elect, in his sole discretion and by written notice to the Company, (i) to not receive the payment provided for in this subsection or (ii) to reduce the amount of severance and other benefits that he would otherwise receive so as to eliminate any "parachute payments." Such notice must be delivered to the Company no later than 10 days following the determination by the Accountants of the amount of Executive's excise tax liability, as described below. This election shall not be effective as to benefits that Executive has already received. Unless Company and Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this subsection shall be made promptly in writing by Company's independent public accountants or such other tax experts as reasonably agreed to by the Company and Executive (the "Accountants") and such amount shall be paid to Executive promptly, but not before 10 days after such determination. In the event that the excise tax incurred by Executive is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, Company and Executive agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is "substantial authority" tax reporting position. Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

               (d) Change of Control. A Change of Control for purposes of this Agreement is defined as any one of the following occurrences:

                    (i) Any "person" (as such term is used in Sections 13(d) and
               14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than a trustee or other fiduciary holding securities of Company under an employee benefit plan of Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of Company representing more than 50% of (A) the outstanding shares of common stock of Company or (B) the combined voting power of the Company's then-outstanding securities; or

                    (ii) the sale or disposition of all or substantially all of
               Company's assets (or any transaction having similar effect is consummated); or

                    (iii) Company is party to a merger or consolidation that
               results in the holders of voting securities of Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                    (iv) the dissolution or liquidation of Company.

          8.6 Termination Upon Death. Executive's employment will terminate immediately on Executive's death. In the event of such termination, Company shall provide a death benefit equal to: (a) Executive's Base Salary then in effect, prorated for the current year to the date of Executive's death; (b) an amount equal to Executive's Target Annual Bonus for the applicable year,


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     prorated to the date of Executive's death; and (c) any amounts payable pursuant to sections 5 and 6 that at the date of Executive's death are accrued but unpaid (collectively "Death Benefit"). The Compensation Committee shall determine a prorated award to be paid and may, in its sole discretion, provide for accelerated vesting under any Company equity incentive plan, SERP and/or LTIPs to such Executive and/or such Executive's account under any applicable plan to reflect the prorated portion of the year in which the Executive's death occurs. The Death Benefit shall be made in a lump sum payment within 90 days of Executive's death to such person as Executive shall designate in a notice filed with Company or, if no such notice is filed, the Death Benefit shall be paid to Executive's estate.

          8.7 Termination Upon Disability. Executive's employment may be terminated by Company as a result of Executive's inability to perform the essential functions of Executive's position, with or without reasonable accommodation if required by law, due to a mental or physical disability. In no event will Executive's employment be terminated pursuant to this subsection 8.7 until 180 consecutive days of paid leave have elapsed and Company has provided 30 days' written notice in advance of termination. In the event of termination pursuant to this subsection 8.7, Company shall provide a disability benefit equal to (a) Executive's Base Salary then in effect, prorated for the current year to the date of Executive's termination; (b) an amount equal to Executive's Target Annual Bonus for the applicable year, prorated to the date of Executive's termination; and (c) any amounts payable pursuant to sections 5 and 6 that at the date of Executive's termination are accrued but unpaid (collectively "Disability Benefit"). The Compensation Committee shall determine a prorated award to be paid and may, in its sole discretion, provide for accelerated vesting under any Company equity incentive plan, SERP and/or LTIPs to such Executive and/or such Executive's account under any applicable plan to reflect the prorated portion of the year in which the Executive's disability occurs. The Disability Benefit shall be made in a lump sum payment within 90 days of Executive's termination under this section provided that Executive: (i) complies with all surviving provisions of this Agreement as specified in subsection 14.8 below; and (ii) executes a full general release in a form suitable to Company and substantially similar to the form attached hereto as Exhibit A. Executive will not be entitled to receive the Severance Package described in subsection 8.2(a) above.

     9. No Conflict of Interest. During the term of Executive's employment with Company, Executive must not engage in any work, paid or unpaid, that creates an actual conflict of interest with Company. Such work shall include, but is not limited to, directly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Executive's employment with Company, as may be determined by the Board of Directors in its sole discretion. If the Board of Directors believes such a conflict exists during the term of this Agreement, the Board of Directors may ask Executive to choose to discontinue the other work or resign employment with Company. In addition, Executive agrees not to refer any client or potential client of Company to competitors of Company, without obtaining Company's prior written consent, during the term of Executive's employment. Notwithstanding the foregoing, Executive may work or perform services for Company and its affiliates or a financial institution or similar entity that is involved in the mortgage business so long as such entity is not engaged primarily in managing real estate investment trusts or originating and/or selling mortgages, and Executive may own securities in any publicly held corporation, but only to the extent Executive does not own of record or beneficially more than 1 percent of the outstanding beneficial ownership of such corporation.

     10. Confidentiality Agreement and Return of Company Property. Executive agrees to abide by Company's Confidentiality Agreement that Executive read and signed in connection with Executive's employment by Company, which is attached hereto as Exhibit B and incorporated herein. Executive further agrees that upon termination or expiration of Executive's employment, Executive will return all Company property, including all confidential and proprietary information as


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described in the Confidentiality Agreement, all materials and documents containing trade secrets and copyrighted materials, all correspondence, management studies and any other materials or data relating to or connected with Executive's employment, including all copies and excerpts of the same.

     11. Indemnification. Company agrees to defend and indemnify Executive to the fullest extent provided by California Labor Code section 2802 and/or Company's Directors' and Officers' liability insurance policy.

     12. Injunctive Relief. Executive acknowledges that Executive's breach of the covenants contained in sections 9 and 10 (collectively "Covenants") would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek injunctive relief, to the extent allowed under the California Arbitration Act, without the necessity of proving actual damages or posting any bond or other security.

     13. Agreement to Arbitrate. To the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. By executing this Agreement, Executive and Company are both waiving the right to jury trial with respect to any such disputes. For the purpose of this agreement to arbitrate, references to "Company" include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of Company.

          13.1 Consideration. The mutual promise by Company and Executive to arbitrate any and all disputes between them, rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

          13.2 Initiation of Arbitration. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

          13.3 Arbitration Procedure. The arbitration will be conducted in San Diego, California by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of California, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall issue the award in writing and therein state the essential findings and conclusions on which the award is based. Judgment on the award may be entered in any court having jurisdiction thereof.

          13.4 Costs of Arbitration. Company shall bear the costs of the arbitration filing and hearing fees and the cost of the arbitrator.


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     14. General Provisions.

          14.1 Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Company may assign any obligations hereunder to any of its subsidiaries. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement.

          14.2 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          14.3 Attorneys' Fees. Each side will bear its own attorneys' fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys' fees to the prevailing party.

          14.4 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

          14.5 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          14.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California. Each party consents to the jurisdiction and venue of the state or federal courts in San Diego, California, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

          14.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c ) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

          14.8 Survival. Sections 9 ("No Conflict of Interest"), 10 ("Confidentiality Agreement and Return of Company Property"), 12 ("Injunctive Relief"), 13 ("Agreement to Arbitrate"), 14 ("General Provisions") and 15 ("Entire Agreement") of this Agreement shall survive Executive's employment by Company.

     15. Entire Agreement. This Agreement, including Company's Confidentiality Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive


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


and the Compensation Committee of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                       JOHN ROBBINS, JR.

Dated:   September 30, 2004            /s/   John Robbins, Jr.
       ----------------------          -----------------------------


                                       AMNET MORTGAGE, INC.


Dated:   September 30, 2004            By: /s/   Robert A. Gunst
       ----------------------            -------------------------
                                                Robert A. Gunst
                                                Chairman, Compensation Committee
                                                10421 Wateridge Circle, Ste. 250
                                                San Diego, CA  92121



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